UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 15, 2019

Camber Energy, Inc.
(Exact name of registrant as specified in its charter)

Nevada	001-32508	20-2660243
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1415 Louisiana, Suite 3500, Houston, Texas 77002

(Address of principal executive offices)

(210) 998-4035

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 Par Value Per Share	CEI	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02 Unregistered Sales of Equity Securities.

On May 15, 2019, Camber Energy, Inc. (the “Company”, “we” and “us”) entered into an Agreed Conversion Agreement (the “Conversion Agreement”) with Alan Dreeben, the then holder of all 44,000 shares of the Company’s then outstanding Series B Redeemable Convertible Preferred Stock (the “Series B Preferred Stock”). Pursuant to the Conversion Agreement, Mr. Dreeben agreed to convert all of the Series B Preferred Stock which he held into 503 shares of the Company’s common stock pursuant to the stated terms of such Series B Preferred Stock, in consideration for $25,000 in cash. Mr. Dreeben also provided us a release in connection with certain of his rights under the Series B Preferred Stock (including any and all accrued and unpaid dividends) and the prior December 2015 Asset Purchase Agreement completed by the Company, of which Mr. Dreeben, who was formerly a member of our Board of Directors, was a seller.

As a result of the Conversion Agreement, and subsequent to the issuance of the common stock shares due to Mr. Dreeben in connection with the Series B Preferred Stock, which shares the Company plans to issue this week, the Company will have no shares of Series B Preferred Stock issued or outstanding, and an aggregate of $1,100,000 of the liquidation preference of the Series B Preferred Stock will be terminated and released.

One of the reasons for entering into the Conversion Agreement was so that no shares of Series B Preferred Stock would be outstanding upon the closing of our previously announced planned acquisition of a midstream and downstream pipeline integrity services, specialty construction and field services company.

The foregoing description of the Conversion Agreement does not purport to be complete and is qualified in its entirety by reference to the Conversion Agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

We claim an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”) for the offer and sale of the securities under the Conversion Agreement pursuant to (a) Section 4(a)(2) of the Securities Act; and/or (b) Rule 506(b) of the Securities Act, and the regulations promulgated thereunder. With respect to the transaction described above, no general solicitation was made either by us or by any person acting on our behalf. The transaction was privately negotiated, and did not involve any kind of public solicitation. No underwriters or agents were involved in the foregoing and we paid no underwriting discounts or commissions.

Item 8.01 Other Events.

On May 21, 2019, we filed a press release disclosing our entry into the Conversion Agreement. A copy of the press release is included herewith as Exhibit 99.1 and the information in the press release is incorporated by reference into this Item 8.01.

Item 9.01 Financial Statements and Exhibits.

(d)       Exhibits.

Exhibit Number	Description of Exhibit
10.1	Agreed Conversion Agreement dated May 15, 2019, by and between Camber Energy, Inc. and Alan Dreeben
99.1	Press release dated May 21, 2019

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAMBER ENERGY, INC.

By:	/s/ Robert Schleizer
Name:	Robert Schleizer
Title:	Chief Financial Officer

Date: May 21, 2019

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
10.1	Agreed Conversion Agreement dated May 15, 2019, by and between Camber Energy, Inc. and Alan Dreeben
99.1	Press release dated May 15, 2019